Exhibit 99.1

Press Release	February 11, 2020

Cerence Announces First Quarter 2020 Results

Cerence First Quarter Highlights

•	GAAP revenue increased approximately 7% year over year
•	Delivered strong financial performance first quarter as an independent company
•	Won 7 new OEM design wins including a next generation platform decision for a major European OEM
•	Achieved 30 Vehicle Model SOPs (Start of Production) with 10 different OEMs
•	Introduced Cerence Car Life, a SaaS product suite for enhancing car ownership, and Cerence ARK, a turnkey automotive assistant solution

BURLINGTON, Mass., February 11, 2020 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its first fiscal quarter 2020 results for the quarter ended December 31, 2019.

Results Summary (1)

(in millions, except per share data)

	Q1FY20	Q1FY19
GAAP Revenue	$77.5	$72.5
GAAP Gross Margin%	66.5%	66.6%
Non-GAAP Gross Margin%	70.8%	70.1%
GAAP Operating Margin%	-2.7%	3.9%
Non-GAAP Operating Margin%	25.4%	24.9%
Adjusted EBITDA	$21.8	$20.1
GAAP net (loss) income	$(11.8)	$2.3
Non-GAAP net income	$10.3	$13.5
GAAP net (loss) income per share - diluted	$(0.33)	$0.06
Non-GAAP net income per share - diluted	$0.29	$0.37
Cash Flow From Operations	$9.5	$16.7

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding our use of non-GAAP financial measures.

Sanjay Dhawan, Chief Executive Officer of Cerence, stated, “Our first quarter as an independent company delivered excellent financial results. Our year over year revenue growth reflects solid expansion of our variable edge license sales and acceleration of our connected services business as the adoption of this technology expands into more and more cars.”

Dhawan continued, “We won a next generation platform decision with a major European based OEM reflecting our position as the leading supplier of voice assistant and connected services to the automotive market. Our competitive position remains strong and we continue to see a steady pipeline of opportunities

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Press Release	February 11, 2020

setting the company up for continued growth well above the seasonally adjusted annual rate (SaaR) of automobile sales.”

Second Quarter Fiscal 2020 and Full Year Outlook

For the fiscal quarter ending March 31, 2020, GAAP revenue is expected to be in the range of $80M to $82M representing a 15% increase at the midpoint compared to the same period in the prior year.  Adjusted EBITDA for Q2FY20 is expected to be in the range of $22M to $24M.  The adjusted EBITDA guidance excludes acquisition-related costs, amortization of purchased intangible assets, stock-based compensation, and restructuring and other costs.  Cerence reaffirms its full-year GAAP revenue guidance of $321M to $336M that was previously disclosed on December 17, 2019, while raising all its profitability metrics including non-GAAP gross margin, non-GAAP operating margin and adjusted EBITDA.  Additional details regarding guidance will be provided on the earnings call.

First Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results at 10:00 a.m. Eastern Time/7:00 a.m. Pacific Time today. Interested investors and analysts are invited to dial into the conference call by using 1.844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 1191015. Webcast access will be available on the Investor Information section of the company’s website at https://investors.cerence.com/news-and-events/events-and-presentations.

The teleconference replay will be available through February 18, 2020. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 1191015. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://investors.cerence.com/news-and-events/events-and-presentations.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to limited to: the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors in our Annual Report on our most recent Form 10-K  and other filings with the  Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

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Press Release	February 11, 2020

Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2019 and 2018, our management has either included or excluded items in five general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net (income) loss attributable to income tax benefit (expense), other income (expense) items, net, depreciation and amortization expense, and other operating gains, and excluding acquisition-related costs, amortization of purchased intangible assets, stock-based compensation, and restructuring and other costs or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, investment income (loss), equity in net income (losses) of investees, and other income (expense), net (as stated in our Consolidated Statement of Income). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or

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Press Release	February 11, 2020

estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

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Press Release	February 11, 2020

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. Other items such as consulting and professional services fees related to separation costs directly attributable to the Cerence business becoming a standalone public company.

Backlog.

Revenue backlog consists of the following categories: (i) fixed backlog, (ii) variable backlog, and (iii) adjusted backlog. These categories are further discussed as follows:

(i)	Fixed backlog. Future revenue related to remaining performance obligations and contractual commitments which have not been invoiced.
(ii)

Variable backlog. Estimated future revenue from variable forecasted royalties related to our embedded and connected businesses. Our estimation of forecasted royalties is based on our royalty rates for embedded and connected technologies from expected car shipments under our existing contracts over the term of the programs. Anticipated shipments are based on historical shipping experience and current customer projections that management believes are reasonable. Both our embedded and connected technologies are priced and sold on a per-vehicle or device basis, where we receive a single fee for either or both the embedded license and the connected service term.

(iii)	Adjusted backlog. The total of fixed backlog and variable backlog.

Our fixed and variable backlog may not be indicative of our actual future revenue. The revenue we actually recognize is subject to several factors, including the number and timing of vehicles our customers ship, potential terminations or changes in scope of customer contracts and currency fluctuations.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

Basis of Financial Presentation

Cerence, which recently spun out of Nuance Communications as an independent automotive AI company, delivers immersive experiences that make people feel happier, safer, more informed, and more entertained in their cars. Bringing together voice, touch, gesture, emotion, and gaze innovations, it creates deeper connections between drivers, their cars and the digital world around them. Cerence powers AI in almost 325 million cars on the road globally across more than 70 languages for nearly every major automaker in the world. To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

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Press Release	February 11, 2020

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the automotive world. As an innovation partner to the world’s leading automakers, it is helping transform how a car feels, responds and learns. Its track record is built on more than 20 years of knowledge and almost 325 million cars on the road today. Whether it’s connected cars, autonomous driving or e-vehicles, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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Press Release	February 11, 2020

CERENCE INC.

Consolidated and Combined Statements of Operations

(unaudited - in thousands, except share and per share data)

	Three Months Ended
	December 31,
	2019	2018
Revenues:
License	$40,767	$44,002
Connected service	23,021	17,255
Professional service	13,671	11,227
Total revenues	77,459	72,484
Cost of revenues:
License	681	340
Connected service	8,675	11,229
Professional service	14,491	10,463
Amortization of intangible assets	2,087	2,175
Total cost of revenues	25,934	24,207
Gross profit	51,525	48,277
Operating expenses:
Research and development	23,511	23,808
Sales and marketing	7,943	9,445
General and administrative	11,483	5,721
Amortization of intangible assets	3,131	3,132
Restructuring and other costs, net	7,554	3,127
Acquisition-related costs	—	235
Total operating expenses	53,622	45,468
(Loss) income from operations	(2,097)	2,809
Interest income	281	—
Interest expense	(6,798)	—
Other income (expense), net	(146)	(16)
(Loss) income before income taxes	(8,760)	2,793
Provision for income taxes	3,002	538
Net (loss) income	$(11,762)	$2,255
Net (loss) income per share:
Basic	$(0.33)	$0.06
Diluted	$(0.33)	$0.06
Weighted-average common share outstanding:
Basic	35,995,355	36,391,445
Diluted	35,995,355	36,391,445

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Press Release	February 11, 2020

CERENCE INC.

Consolidated and Combined Balance Sheets

(unaudited - in thousands, except share data)

	December 31,	September 30,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$113,396	$-
Accounts receivable, net of allowances of $881 and $865 at December 31, 2019 and September 30, 2019, respectively	64,928	65,787
Deferred costs	6,915	9,195
Prepaid expenses and other current assets	35,630	17,343
Total current assets	220,869	92,325
Property and equipment, net	24,070	20,113
Deferred costs	36,052	32,428
Operating lease right of use assets	19,681	-
Goodwill	1,122,865	1,119,329
Intangible assets, net	60,713	65,561
Deferred tax assets	164,027	150,629
Other assets	13,650	3,444
Total assets	$1,661,927	$1,483,829
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$15,242	$16,687
Deferred revenue	113,820	88,233
Short-term operating lease liabilities	4,986	-
Short-term debt	9,396	-
Accrued expenses and other current liabilities	51,033	24,194
Total current liabilities	194,477	129,114
Long-term debt	239,026	-
Deferred revenue, net of current portion	245,883	265,051
Long-term operating lease liabilities	17,040	-
Other liabilities	39,286	21,536
Total liabilities	735,712	415,701
Stockholders' Equity:
Common stock, $0.01 par value, 600,000,000 shares authorized as of December 31, 2019; 36,403,284 shares issued and outstanding as of December 31, 2019	364	-
Net parent investment	-	1,097,127
Accumulated other comprehensive loss	(7,441)	(28,999)
Additional paid-in capital	945,054	-
Accumulated deficit	(11,762)	-
Total stockholders' equity	926,215	1,068,128
Total liabilities and stockholders' equity	$1,661,927	$1,483,829

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Press Release	February 11, 2020

CERENCE INC.

Consolidated and Combined Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended
	December 31,
	2019	2018
Cash flows from operating activities:
Net (loss) income	$(11,762)	$2,255
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,359	7,346
Stock-based compensation expense	8,969	6,574
Non-cash interest expense	1,332	-
Deferred tax benefit	(4,928)	(1,986)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	1,691	(7,878)
Prepaid expenses and other assets	(18,193)	6,777
Deferred costs	(192)	7
Accounts payable	905	(883)
Accrued expenses and other liabilities	22,210	1,117
Deferred revenue	2,065	3,371
Net cash provided by operating activities	9,456	16,700
Cash flows from investing activities:
Capital expenditures	(3,612)	(498)
Net cash used in investing activities	(3,612)	(498)
Cash flows from financing activities:
Net transactions with Parent	11,384	(16,202)
Distributions to Parent	(152,978)	-
Proceeds from long-term debt, net of discount	249,705	-
Payments for long-term debt issuance costs	(515)	-
Common stock repurchases for tax withholdings for net settlement of equity awards	(141)	-
Principal payments of lease liabilities arising from a finance lease	(55)	-
Net cash provided by (used in) financing activities	107,400	(16,202)
Effects of exchange rate changes on cash and cash equivalents	152	-
Net change in cash and cash equivalents	113,396	-
Cash and cash equivalents at the beginning of the period	-	-
Cash and cash equivalents at the end of the period	$113,396	$-

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Press Release	February 11, 2020

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended
	December 31,
	2019	2018
GAAP revenue	$77,459	$72,484

GAAP gross profit	$51,525	$48,277
Stock-based compensation	1,223	380
Amortization of intangible assets	2,087	2,175
Non-GAAP gross profit	$54,835	$50,832
GAAP gross margin	66.5%	66.6%
Non-GAAP gross margin	70.8%	70.1%

GAAP operating (loss) income	$(2,097)	$2,809
Amortization of intangible assets	5,218	5,307
Stock-based compensation	8,969	6,574
Restructuring and other costs, net	7,554	3,127
Acquisition-related costs	-	235
Non-GAAP operating income	$19,644	$18,052
GAAP operating margin	-2.7%	3.9%
Non-GAAP operating margin	25.4%	24.9%

GAAP net (loss) income	$(11,762)	$2,255
Total other income (expense), net	(6,663)	(16)
Provision for income taxes	3,002	538
Depreciation	2,141	2,037
Amortization of intangible assets	5,218	5,307
Stock-based compensation	8,969	6,574
Restructuring and other costs, net	7,554	3,127
Acquisition-related costs	-	235
Adjusted EBITDA	$21,785	$20,089

Cerence. All rights reserved

Press Release	February 11, 2020

CERENCE INC.

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31,
	2019	2018
GAAP net (loss) income	$(11,762)	$2,255
Amortization of intangible assets	5,218	5,307
Stock-based compensation	8,969	6,574
Restructuring and other costs, net	7,554	3,127
Acquisition-related costs	-	235
Non-cash interest expense	1,332	-
Income tax impact of Non-GAAP adjustments	(976)	(4,041)
Non-GAAP net income	$10,335	$13,457

Weighted-average common shares outstanding - diluted	35,995	36,391
GAAP net (loss) income per share - diluted	$(0.33)	$0.06
Non-GAAP net income per share - diluted	$0.29	$0.37

GAAP net cash provided by operating activities	$9,456	$16,700
Capital expenditures	(3,612)	(498)
Free Cash Flow	$5,844	$16,202

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